VIEMED HEALTHCARE ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Lafayette, Louisiana (May 3, 2021) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three months ended March 31, 2021.

Operational highlights (all dollar amounts are USD):

•Net revenues attributable to the Company's core business for the quarter ended March 31, 2021 were $25.5 million, an increase of $2.7 million or 12% over net core revenues reported for the comparable quarter ended March 31, 2020. Total net revenues for the current quarter were $28.4 million which included approximately $2.9 million for contact tracing services and product sales related to the COVID-19 pandemic.

•Net income for the quarter ended March 31, 2021 totaled approximately $1.7 million, compared to $4.2 million for the quarter ended March 31, 2020. The 2020 quarter included $1.0 million of revenue and $2.5 million of proceeds on used equipment sales related to COVID-19 response sales and services.

•Adjusted EBITDA for the quarter ended March 31, 2021 totaled approximately $5.5 million, a 31% decrease as compared to the quarter ended March 31, 2020. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company had a cash balance of $31.1 million at March 31, 2021 ($31.0 million at December 31, 2020) and an overall working capital balance of $26.4 million ($24.2 million at December 31, 2020). Total long-term debt as of March 31, 2021 was $6.1 million ($6.6 million at December 31, 2020).

•The Company expects to generate net revenues attributable to its core business of approximately $26.2 million to $27.2 million during the second quarter of 2021. While the Company's COVID-19 response related business has slowed during the current year, the Company is continuing to pursue additional sales and support revenues and estimates second quarter 2021 revenues of approximately $0.5 million to $1.0 million related to the COVID-19 pandemic. Total revenues for the second quarter of 2021 are estimated to be approximately $26.7 million to $28.2 million.

“The first quarter will very likely be the quarter where things began to reopen from the COVID-19 pandemic and I am once again proud of our ability to keep servicing high need patients,” said Casey Hoyt, Viemed's CEO. “Our new patient uploads during March were the highest single month since the pandemic began and gave us the ability to grow our core business even with the challenges faced during January and February. We are excited to continue utilizing our new programs along with our traditional sales methods as more healthcare systems open around the country.”

Conference Call Details

The Company will host a conference call to discuss third quarter results on Tuesday, May 4, 2021 at 11:00 a.m. EST.

The call-in numbers for participants are:

US Toll Free Dial In: 1-877-407-0784
International Toll Free Dial In: 1-201-689-8560
Meeting ID Number: 13719010
Live Event Call me™ Link (Available 15 minutes prior to start time for participant entry)
https://callme.viavid.com/?callme=true&passcode=13707099&h=true&info=company-email&r=true&B=6

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the second quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base, revenues, employees, and equipment and supplies; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At March 31, 2021	At December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$31,097	$30,981
Accounts receivable, net of allowance for doubtful accounts of $7,999 and $9,013 at March 31, 2021 and December 31, 2020, respectively	13,282	12,373
Inventory, net of inventory reserve of $1,349 and $1,353 at March 31, 2021 and December 31, 2020, respectively	2,220	2,310
Prepaid expenses and other assets	1,674	1,511
Total current assets	$48,273	$47,175
Long-term assets
Property and equipment, net	53,996	55,056
Equity investments	953	733
Deferred tax asset	8,918	8,733
Other long-term assets	861	863
Total long-term assets	$64,728	$65,385
TOTAL ASSETS	$113,001	$112,560

LIABILITIES
Current liabilities
Trade payables	$2,534	$2,096
Deferred revenue	3,422	3,409
Income taxes payable	340	340
Accrued liabilities	12,013	12,595
Current portion of lease liabilities	1,688	2,741
Current portion of long-term debt	1,858	1,836
Total current liabilities	$21,855	$23,017
Long-term liabilities
Accrued liabilities	1,654	1,292
Long-term lease liabilities	748	762
Long-term debt	5,323	5,796
Total long-term liabilities	$7,725	$7,850
TOTAL LIABILITIES	$29,580	$30,867

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,577,288 and 39,185,182 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	13,649	9,181
Additional paid-in capital	4,224	7,320
Accumulated other comprehensive loss	(345)	(451)
Retained earnings	65,893	65,643
TOTAL SHAREHOLDERS' EQUITY	$83,421	$81,693
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$113,001	$112,560

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$28,416	$23,806

Cost of revenue	10,674	8,253

Gross profit	$17,742	$15,553

Operating expenses
Selling, general and administrative	14,509	10,577
Research and development	339	174
Stock-based compensation	1,307	1,151
Depreciation	200	205
Loss (gain) on disposal of property and equipment	76	(1,169)
Other income	(21)	—
Income from operations	$1,332	$4,615

Non-operating expenses
Loss (gain) from equity method investments	(220)	27
Interest expense, net of interest income	91	158

Net income before taxes	1,461	4,430
Provision (benefit) for income taxes	(223)	187

Net income	$1,684	$4,243

Other comprehensive income (loss)
Change in unrealized gain/loss on derivative instruments, net of tax	106	(312)
Other comprehensive income (loss)	$106	$(312)

Comprehensive income	$1,790	$3,931

Net income per share
Basic	$0.04	$0.11
Diluted	$0.04	$0.11

Weighted average number of common shares outstanding:
Basic	39,129,407	38,030,854
Diluted	40,663,368	39,677,983

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$1,684	$4,243
Adjustments for:
Depreciation	2,609	2,130
Change in allowance for doubtful accounts	1,819	2,846
Change in inventory reserve	(4)	—
Share-based compensation	1,307	1,151
(Gain) loss on equity method investments	(220)	27
Loss (gain) on disposal of property and equipment	76	(1,169)
Deferred income taxes (benefit)	(222)	—
Net change in working capital
Increase in accounts receivable	(2,728)	(6,755)
Decrease (increase) in inventory	94	(425)
Increase in prepaid expenses and other current assets	(161)	(2,952)
Increase in trade payables	438	3,598
Increase in deferred revenue	13	79
Decrease in accrued liabilities	(77)	(2,361)
Increase in income tax payable	—	195
Net cash provided by operating activities	$4,628	$607

Cash flows from investing activities
Purchase of property and equipment	(1,797)	(4,220)
Investment in equity investments	—	(32)
Proceeds from sale of property and equipment	99	2,541
Net cash used in investing activities	$(1,698)	$(1,711)

Cash flows from financing activities
Proceeds from exercise of options	65	15
Principal payments on notes payable	(37)	(33)
Principal payments on term note	(414)	(395)
Shares redeemed to pay income tax	(1,434)	—
Repayments of lease liabilities	(994)	(3,429)
Net cash used in financing activities	$(2,814)	$(3,842)

Net increase (decrease) in cash and cash equivalents	116	(4,946)
Cash and cash equivalents at beginning of year	30,981	13,355
Cash and cash equivalents at end of period	$31,097	$8,409

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$117	$165
Cash paid during the period for income taxes, net of refunds received	$—	$(8)
Supplemental disclosures of non-cash transactions
Property and equipment financed through finance leases	$12	$3,002
Property and equipment financed through operating leases	$85	$31

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net Income	$1,684	$5,071	$2,804	$19,412	$4,243	$2,388	$2,853	$1,326
Add back:
Depreciation	2,609	2,835	2,425	2,190	2,130	2,003	1,659	1,444
Interest expense	91	100	116	135	158	212	56	20
Unrealized (gain) loss on warrant conversion liability	—	—	—	—	—	—	(800)	268
Stock-based compensation	1,307	1,301	1,234	1,196	1,151	908	1,064	1,034
Income tax expense (benefit)	(223)	151	1,141	(6,646)	187	58	51	24
Adjusted EBITDA	$5,468	$9,458	$7,720	$16,287	$7,869	$5,569	$4,883	$4,116

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Financial Information:
Revenue	$28,416	$31,202	$33,447	$42,854	$23,806	$21,448	$20,368	$20,325
Gross Profit	$17,742	$19,178	$19,453	$25,927	$15,553	$14,243	$14,050	$14,639
Gross Profit %	62%	61%	58%	61%	65%	66%	69%	72%
Net Income	$1,684	$5,071	$2,804	$19,412	$4,243	$2,388	$2,853	$1,326
Cash (As of)	$31,097	$30,981	$32,396	$29,707	$8,409	$13,355	$12,630	$7,691
Total Assets (As of)	$113,001	$112,560	$113,969	$112,178	$86,801	$82,596	$79,981	$71,014
Adjusted EBITDA(1)	$5,468	$9,458	$7,720	$16,287	$7,869	$5,569	$4,883	$4,116
Operational Information:
Vent Patients(2)	7,733	7,892	7,788	7,705	7,965	7,759	7,421	7,130
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.